UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
The Goodyear Tire & Rubber Company
(Exact Name of Registrant as Specified in Its Charter)

Ohio	34-0253240

(State of Incorporation or Organization)	(I.R.S. Employer
Identification No.)

1144 East Market Street, Akron, Ohio	44316-0001

(Address of Principal Executive Offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

5.875% Mandatory Convertible Preferred Stock,
without par value, with an initial liquidation	New York Stock Exchange
preference of $50 per share

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: ☐
Securities Act registration statement file number to which this form relates: 333-173118
Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits.
SIGNATURE
EX-3.3

Item 1. Description of Registrant’s Securities to be Registered
     The Goodyear Tire & Rubber Company, an Ohio corporation (the “Company”), is registering 10,000,000 shares of its 5.875% mandatory convertible preferred stock, without par value and with an initial liquidation preference of $50.00 per share (the “Mandatory Convertible Preferred Stock”). The Company incorporates by reference herein the description of the terms, rights and preferences of the Mandatory Convertible Preferred Stock set forth under the caption “Description of Mandatory Convertible Preferred Stock” and the description of the terms and rights of its capital stock set forth under the caption “Description of Capital Stock” in the prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act of 1933 on March 30, 2011. Such prospectus supplement supplements the prospectus contained in the Company’s registration statement on Form S-3 (File No. 333-173118), which became effective upon filing with the SEC on March 28, 2011 (the “Registration Statement”).
Item 2. Exhibits.
     A list of exhibits filed herewith is contained in the exhibit index following the signature page hereto and is incorporated by reference herein.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

The Goodyear Tire & Rubber Company
Date: March 31, 2011	By:	/s/ David L. Bialosky
		Name:	David L. Bialosky
		Title:	Senior Vice President, General Counsel and Secretary

Exhibit No.	Description of Exhibit
3.1
Certificate of Amended Articles of Incorporation of The Goodyear Tire & Rubber Company, dated December 20, 1954, Certificate of Amendment to Amended Articles of Incorporation of the Company, dated April 6, 1993, Certificate of Amendment to Amended Articles of Incorporation of the Company, dated June 4, 1996, Certificate of Amendment to Amended Articles of Incorporation of the Company, dated April 20, 2006, and Certificate of Amendment to Amended Articles of Incorporation of the Company, dated April 22, 2009, five documents comprising, together with Exhibit 3.3 hereto, the Company’s Articles of Incorporation, as amended (incorporated by reference, filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, File No. 1-1927)

3.2
Code of Regulations of The Goodyear Tire & Rubber Company, adopted November 22, 1955, and amended April 5, 1965, April 7, 1980, April 6, 1981, April 13, 1987, May 7, 2003, April 26, 2005, April 11, 2006, April 7, 2009, October 6, 2009 and October 5, 2010 (incorporated by reference, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed October 7, 2010, File No. 1-1927)

3.3*	Certificate of Amendment to Amended Articles of Incorporation relating to the 5.875% Mandatory Convertible Preferred Stock

3.4*	Form of 5.875% Mandatory Convertible Preferred Stock Certificate (included as Exhibit A to Exhibit 3.3)

*	Filed herewith.